UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
June 28, 2006

STATE NATIONAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-51548 (Commission File Number)	75-2641879 (IRS Employer Identification No.)
4500 Mercantile Plaza Drive
Suite 300
Fort Worth, Texas 76137
(Address of principal executive offices) (Zip Code)
(817) 547-1150
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

ITEM 8.01. OTHER EVENTS
On June 28, 2006, State National Bancshares, Inc. elected not to renew its revolving credit facility with a correspondent bank in the amount of $5.0 million. After reviewing its alternative liquidity resources, including cash on hand of $17.1 million at March 31, 2006 and in light of the pending merger transaction with Banco Bilbao Vizcaya Argentaria, S.A. which would require the consent of the correspondent bank if the credit facility were renewed, the Board of Directors determined that it was not necessary for State National Bancshares to renew its $5.0 million revolving credit facility. State National Bancshares has no current balance and has not carried a balance on this credit facility since its inception.
Except for historical information contained herein, this filing contains forward-looking statements regarding State National Bancshares’ prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. State National Bancshares intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions. The following factors, among others, could cause actual results to differ materially from the expectations stated in any forward-looking statement: a change in general business and economic conditions in the markets the Company serves; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting State National Bancshares’ operations, pricing, and services. State National Bancshares undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Please also read the additional risks and factors described from time to time in State National Bancshares’ reports and documents filed with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE NATIONAL BANCSHARES, INC.
Date: July 5, 2006	By:	/s/ Don E. Cosby
Don E. Cosby, Executive Vice President